NATIONAL ASSET MANAGEMENT
                                 CODE OF ETHICS

RESPONSIBILITY

It is the responsibility of all supervisory personnel to ensure that National Asset Management conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.

DUTY TO CLIENTS

National   Asset   Management   has  a  duty  to  exercise  its   authority  and
responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. National Asset Management must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

PROHIBITED ACTS

1.   Employing any device, scheme or artifice to defraud;

2.   Making any untrue statement of a material fact;

3. Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4. Engaging in any fraudulent or deceitful act, practice or course of business; or,

5.   Engaging in any manipulative practices.

CONFLICTS OF INTEREST

National Asset Management has a duty to disclose potential and actual conflicts of interest to our clients. All Investment Advisor Representatives (IAR) and solicitors have a duty to report potential and actual conflicts of interest to the Company. Gifts (other than de minimis gifts, which are usually defined as having a value under $100.00) should not be accepted from persons or entities doing business with the Company.

All Access Personnel must be pre-cleared by the Compliance Officer before accepting a directorship at any public company.

USE OF DISCLAIMERS

National Asset Management shall not attempt to limit liability for willful misconduct or gross negligence through the use of disclaimers.

SUITABILITY

National Asset Management shall only recommend those investments that it has a reasonable basis for believing are suitable for a client, based upon the client's particular situation and circumstances. In addition, clients should be instructed to immediately notify National Asset Management of any significant changes in their situation or circumstances so that National Asset Management can respond appropriately.

DUTY TO SUPERVISE -- ADVISERS ACT SECTION 203(e)(5)

National Asset Management is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

1. Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

2. Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3. Ensuring that all advisory personnel fully understand the Company's policies and procedures; and,

4. Establishing a review system designed to provide reasonable assurance that National Asset Management's policies and procedures are effective and are being followed.

On an annual basis, the compliance officer, CEO and COO will review all compliance procedures and violations with further reporting to the principals of the organization.

PERSONAL SECURITY TRANSACTIONS

National Asset Management's procedures governing personal security transactions are covered in Section VI and Appendix A of the compliance manual (which are incorporated herein by reference).

CERTIFICATION
Each Access Person will be required to certify annually the he or she has read and understood this Code of Ethics and Compliance Manual and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is located in Appendix A of the compliance manual.

VI. FAIR TREATMENT OF CLIENTS

     A.   PERSONAL TRANSACTIONS

     *    Trading ahead of client's accounts is strictly prohibited by NAM.

     *    Prevention
          The EMG distributes a weekly-restricted list to all access personnel. The list includes all stocks NAM is currently buying/selling or reviewing for buy/sale. Options in the securities are restricted as well. The weekly list is maintained in the following directory:
          O:\Equity\Weekly Minutes.

     *    Personal Trading
          All personal transactions (excluding exempt securities) must be orally cleared through the compliance officer prior to execution. Trading authorization extends through the close of business on the day authorization is granted. After the trade is executed, a pre-clearance request form is completed and filed with the compliance officer.

     *    Documentation
          Each access person must submit an Initial Holdings report with compliance officer within ten days of becoming an access person (or for persons already designated as an access person prior to September 1, 2000). A copy of the form is located in Appendix A.

          Each access person will also submit to the compliance officer an annual holdings report no later than thirty days after the end of the calendar year.

          A personal transaction statement must be completed by all access personnel on a quarterly basis. It includes, personal transactions and as well as all transactions for immediate family members and those accounts in which one has a beneficial ownership. All transactions must be reported (except excluded transactions).

          The compliance officer will distribute the personal transaction form prior to the calendar quarter end. The form is completed and returned to the compliance officer no later than the 10th business day after the quarter end.

          The compliance officer will review the initial holdings report, annual report and quarterly transaction report and compare the reports with the pre-clearance authorizations as appropriate.

     * A copy of National Asset Management's Personal Trading Policy, forms and a lof access personnel are located in Appendix A.

                           NATIONAL ASSET MANAGEMENT
                        PERSONAL TRANSACTION PROCEDURES

PRE-CLEARANCE OF PERSONAL TRANSACTIONS

WHO IS INVOLVED:           Principals
                           Portfolio Managers
                           Traders
                           Equity/Fixed Income Analysts
                           Managed Account Group Personnel
                           Relationship Managers

WHAT IS CLEARED:           Stock B/S, Closed-end Mutual Fund B/S, Any Option
                           B/S, Private Placement B/S, IPO Purchases

EXEMPT SECURITIES:         Open-end Mutual Fund B/S, US Governments B/S,
                           Corporate/Municipal Bond B/S

HOW DOES ONE CLEAR:        Review the Restricte List sent out by the Equity
                           Group on a weekly basis. That list will also include those stocks that NAM is considering for B/S. If a stock is one the lsit, check with trading to ensure completion before you obtain oral approval from the compliance officer. Once you have completed your transaction, complete the "Preclearance Request" and return to the compliance officer.

WHAT IS THE TIME FRAME:    15 calendar days before or after the equity team
                           completes buys/sales.


QUARTERLY REPORTING OF PERSONAL TRANSACTIONS

WHO IS INVOLVED:           Principals
                           Portfolio Managers
                           Traders
                           Equity/Fixed Income Analysts
                           Managed Account Group Personnel
                           Relationship Managers

WHAT IS REPORTABLE:        Stock/Option B/S, Closed-end Mutual Fund B/S,
                           Corporate/Municipal Bond B/S, Private Placement B/S

EXEMPT SECURITIES:         Dividend reinvestments on mutual funds, US Government
                           B/S, Open-end Mutual Fund B/S

HOW DO I REPORT:           Complete "Personal Transaction Report."

WHEN DO I REPORT:          Within 10 days after the end of the quarter.

FOR THE PURPOSES OF PRE-CLEARING AND REPORTING TRANSACTIONS, ONE IS REQUIRED TO REPORT ANY TRANSACTION IN WHICH YOU HAVE A DIRECT OR INDIRECT "BENEFICIAL OWNERSHIP." THIS WOULD INCLUDE ACCOUNTS OF IMMEDIATE FAMILY MEMBERS IN THE SAME HOUSEHOLD AND OTHER ACCOUNTS OVER WHICH THE ACCESS PERSON HAS INFLUENCE OR CONTROL.

                     NATIONAL ASSET MANAGEMENT CORPORATION

                         SECURITIES TRANSACTION REPORT

                  FOR THE CALENDAR QUARTER ENDED JUNE 30, 2000

Date:_____________

During the quarter referred to above, the following transactions were effected for my "personal accounts" (as defined in the Code of Ethics of Investment Companies) which are required to be reported pursuant to the Code of Ethics for Investment Advisors. (IF NO TRANSACTIONS TOOK PLACE, WRITE "NONE REPORTABLE").

Nature of      Security                    Number of           Dollar        Broker,Dealer,
Transaction    (Interest    Date           Shares or           Amount        Bank Through
(Buy, Sale,    rate &       of             Principal           of            Whom
etc)           Maturity)    Transaction    Amount      Price   Transaction   Effected
-----------    ---------    -----------    ---------   -----   -----------   --------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as an access person, should have known that during the 15 day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by National Asset Management.


Signature:______________________________


Print:_________________________________

                     NATIONAL ASSET MANAGEMENT CORPORATION

PRE-CLEARANCE REQUEST

The following lists the transactions which I have made and in which I will have a direct or indirect beneficial interest.

PURCHASE/SALE                    TITLE OF SECURITY                 QUANTITY
-------------                    -----------------                 --------

















Date:_________________________________

Signature:______________________________

Print:_________________________________


Approved By:___________________________
               (Compliance Officer)


Effective Date:__________________________
                     (Trading Day)

                           NATIONAL ASSET MANAGEMENT
                                HOLDINGS REPORT


              For the Year/Period Ended __________________________
                                             (month/day/year)


              [ ] Check here if this is an Initial Holdings Report


As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of National Asset Management:

SECURITY DESCRIPTION             NUMBER OF SHARES              PRINCIPAL AMOUNT
--------------------             ----------------              ----------------









The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct of indirect benefit are as follows:


THIS REPORT (i) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (ii) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (iii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.



Date:____________________            Signature:_________________________________

                                     Print Name:________________________________

                           NATIONAL ASSET MANAGEMENT
                               ANNUAL CERTIFICATE


Pursuant to the requirements of the Code of Ethics of National Asset Management, the undersigned hereby certifies as follows:


     1.   I have read the Company's Code of Ethics and Compliance Manual.

     2. I understand the Code of Ethics and Compliance Manual and acknowledge that I am subject to it.

     3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics and Compliance Manual, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the requirements of the Code of Ethics and the Compliance Manual.



Date:__________________


Signature:______________________________________


Print Name:____________________________________

                           NATIONAL ASSET MANAGEMENT

                            ANNUAL ISSUES REPORT AND
                      CERTIFICATION PURSUANT TO RULE 17j-1

The undersigned, Catherine Stodghill, in her capacity as Compliance Officer of National Asset Management (NAM) hereby certifies the following:

     1. NAM has adopted a Code of Ethics pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

     2. NAM has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

     3. NAM's Code contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b);

     4. In accordance with Rule 17j-1, NAM has submitted its Code to the Funds' Board of Trustees for approval.

     5.   There are no issues arising under the Code to report.

Witness my hand this 9th day of August, 2000


                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Printed Name     Catherine Stodghill

                                            ____________________________________
                                            Title                      Principal